As filed with the Securities and Exchange Commission on November 30, 1998
                                                 Registration No. 333-
============================================================================

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            Form S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                     R&B FALCON CORPORATION
     (Exact Name of Registrant as Specified in its Charter)



                Delaware                     76-0544217
   (State or Other Jurisdiction of        (I.R.S. Employer
     Incorporation or Organization)      Identification No.)

                        901 Threadneedle
                      Houston, Texas 77079
                         (281) 496-5000
            (Address of Principal Executive Offices)

                        -----------------

       CLIFFS DRILLING COMPANY 1988 INCENTIVE EQUITY PLAN

       CLIFFS DRILLING COMPANY 1998 INCENTIVE EQUITY PLAN
                     (Full Title of Plans)

                        ----------------

                        Leighton E. Moss
                     R&B Falcon Corporation
                        901 Threadneedle
                      Houston, Texas 77079
            (Name and Address of Agent For Service)


                         (281) 496-5000
 (Telephone Nnumber, Including Area Code, of Agent For Service)

                        -----------------

                           Copies to:
                         W. Mark Young
              Gardere Wynne Sewell & Riggs, L.L.P.
                       Three Allen Center
                   333 Clay Avenue, Suite 800
                   Houston, Texas 77002-4086
                         (713) 308-5864

                        ------------------

                CALCULATION OF REGISTRATION FEE
============================================================================
                    |                | Proposed  |  Proposed  |
                    |                | Maximum   |  Maximum   |
Title of each class |  Amount to     | Offering  |  Aggregate | Amount of
of Securities to be |     be         | Price per |  Offering  | Registration
    Registered      | Registered (2) | Share (3) |  Price (3) | Fee
----------------------------------------------------------------------------
Common Stock, $0.01 |                |           |            |
par value (1)       |   1,052,300    | $10.2188  |$10,753,191 | $2,990
============================================================================

(1) Includes associated Rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock, which Rights are not currently separable from the shares of Common Stock and are not currently exercisable.

(2) The amount being registered represents 1,052,300 authorized and unissued shares reserved for issuance upon the exercise of options under the Plans that are outstanding as of November 23, 1998. The options were assumed by the Registrant pursuant to the terms of an Agreement and Plan of Merger dated August 21, 1998 among the
    Registrant, a wholly owned subsidiary of the Registrant, and Cliffs Drilling Company. Pursuant to Rule 416(a), this Registration Statement covers, in addition to the above 1,052,300 shares of Common Stock, an indeterminate number of shares that may become subject to the assumed options pursuant to certain anti-dilution provisions.

(3) Estimated solely for purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) on the basis of the average of the high and low price of the Registrant's common stock as reported on the New York Stock Exchange, Inc. on November 27, 1998.

===========================================================================

                     EXPLANATORY STATEMENT

  R&B Falcon Corporation, a Delaware corporation ("R&B Falcon"), is filing this Registration Statement on Form S-8 relating to R&B Falcon Common Stock, par value $0.01 per share ("R&B Falcon Common Stock"), issuable pursuant to options granted under the Cliffs Drilling Company 1988 Incentive Equity Plan and the Cliffs Drilling Company 1998 Incentive Equity Plan (the "Plans").

  The terms of an Agreement and Plan of Merger dated August 21, 1998 (the "Merger Agreement") among R&B Falcon, RBF Cliffs Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of R&B Falcon ("Merger Sub"), and Cliffs Drilling Company, a Delaware corporation ("Cliffs Drilling"), provide that Merger Sub will be merged with and into Cliffs Drilling, with Cliffs Drilling surviving as a wholly owned subsidiary of R&B Falcon (the "Merger"). Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock, par value $0.01 per share, of Cliffs Drilling (the "Cliffs Drilling Common Stock") will be converted into the right to receive 1.7 shares of R&B Falcon Common Stock (the "Exchange Ratio"). Additionally, Section 5.9 of the Merger Agreement provides that all options issued under the Plans will be assumed by R&B Falcon, with the terms of such options to be adjusted to reflect the Exchange Ratio.

  This Registration Statement relates only to the R&B Falcon Common Stock issuable upon exercise of outstanding options granted under the Plans. No additional options will be granted under either of the Plans.


                             PART I

       INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. R&B Falcon shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

  The following documents filed by R&B Falcon Corporation (the "Registrant") with the Securities and Exchange Commission (File No. 1-13729) are incorporated in this registration statement by reference and shall be deemed to be a part hereof.

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

      (3) The Registrant's Current Reports on Form 8-K dated March 25, 1998, August 11, 1998, October 16, 1998 and October 16, 1998 filed pursuant to Section 12 of the Exchange Act.

      (4) The description of the Company's common stock, par value $.01 per share, contained under the caption "Description of Parent Capital Stock-Parent Common Stock;-Parent Rights" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of the Registrant (File No. 333-40627), filed with the Commission on November 20, 1997.

  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  The Amended and Restated Certificate of Incorporation and Bylaws of R&B Falcon Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

  Section 145 of the Delaware General Corporation Law authorizes and empowers R&B Falcon Corporation to indemnify the directors, officers, employees and agents of R&B Falcon Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with R&B Falcon Corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of R&B Falcon Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation law of the State of Delaware.

  Article 6.1 of the Bylaws of R&B Falcon Corporation provides that R&B Falcon Corporation shall indemnify to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding by reason of the fact that he or she is or was a director or officer of R&B Falcon Corporation, at the request of R&B Falcon Corporation or by reason of the fact that such director or officer at the request of R&B Falcon Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.


   4.1 -- Rights Agreement dated as of December 23, 1997 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

   4.2*  --  Cliffs Drilling Company 1988 Incentive Equity Plan.

   4.3*  --  Cliffs Drilling Company 1998 Incentive Equity Plan.

   5*    --  Opinion of Leighton E. Moss.

  15*    --  Letter    regarding    unaudited   interim    financial
             information.

  23.1*  --  Consent of Arthur Andersen LLP.

  23.2*  --  Consent of Leighton E. Moss (included in Exhibit 5).

  24*    --  Powers of Attorney (included on signature page).
__________________
  *  Filed herewith.

Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)      To  reflect in the prospectus any facts  or  events
       arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ?Calculation of Registration Fee? table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 30, 1998.


                                R&B FALCON CORPORATION


                                By:/s/Steven A. Webster
                                   --------------------
                                   Steven A. Webster
                                   Chief Executive Officer and President


                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Webster, Robert F. Fulton and Leighton E. Moss, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant   to   the  requirements  of  the  Securities   Act,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature            Title                          Date


/s/Steven A. Webster      Chief Executive Officer,       November 30, 1998
------------------------  President and Director
Steven A. Webster         (Principal Executive Officer)


/s/Paul B. Loyd, Jr.      Chairman of the Board and      November 30, 1998
------------------------  Director
 Paul B. Loyd, Jr.


/s/Robert F. Fulton       Executive Vice President       November 30, 1998
------------------------  (Principal Financial Officer)
 Robert F. Fulton


/s/Tim W. Nagle           Executive Vice President       November 30, 1998
------------------------  (Principal Accounting Officer)
 Tim W. Nagle


/s/Purnendu Chatterjee    Director                       November 30, 1998
------------------------
 Purnendu Chatterjee


/s/Arnold L. Chavkin      Director                       November 30, 1998
------------------------
 Arnold L. Chavkin


/s/Charles A. Donabedian  Director                       November 30, 1998
------------------------
 Charles A. Donabedian


/s/Douglas A.P. Hamilton  Director                       November 30, 1998
------------------------
 Douglas A.P. Hamilton


/s/Macko A.E. Laqueur     Director                       November 30, 1998
------------------------
 Macko A.E. Laqueur


/s/Michael E. Porter      Director                       November 30, 1998
------------------------
 Michael E. Porter


/s/Robert L. Sandmeyer    Director                       November 30, 1998
------------------------
 Robert L. Sandmeyer


/s/William R. Ziegler     Director                       November 30, 1998
------------------------
 William R. Ziegler



                         EXHIBIT INDEX


        Item               Exhibits

         4.1  --   Rights  Agreement dated as of December  23,
                   1997  between  the Registrant and  American
                   Stock  Transfer & Trust Company, as  Rights
                   Agent (incorporated by reference to Exhibit
                   4.2  to  the Registrant's Annual Report  on
                   Form   10-K  for  the  fiscal  year   ended
                   December 31, 1997).

         4.2  --   Cliffs   Drilling  Company  1988  Incentive
                   Equity Plan.

         4.3  --   Cliffs   Drilling  Company  1998  Incentive
                   Equity Plan.

           5  --   Opinion of Leighton E. Moss.

          15  --   Letter    regarding    unaudited    interim
                   financial information.

        23.1  --   Consent of Arthur Andersen LLP.

        23.2  --   Consent  of  Leighton E. Moss (included  in
                   Exhibit 5).

          24  --   Powers  of  Attorney (included on signature
                   page).